Exhibit 99.1

AMERIGAS PROPANE, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

(Thousands of dollars, except share amounts)

September 30, 2005
ASSETS
Current assets:
Cash and cash equivalents	$100,429
Accounts receivable (less allowances for doubtful accounts of $13,143)	161,205
Inventories	90,748
Deferred income taxes	1,708
Derivative financial instruments	50,788
Prepaid expenses and other current assets	13,234

Total current assets	418,112
Property, plant and equipment (less accumulated depreciation and amortization of $577,663)	584,833
Goodwill and excess reorganization value	618,170
Intangible assets (less accumulated amortization of $20,755)	29,422
Other assets	22,342

Total assets	$1,672,879

LIABILITIES AND STOCKHOLDER’S DEFICIT
Current liabilities:
Current maturities of long-term debt	$118,087
Accounts payable—trade	136,402
Accounts payable—related parties	2,990
Employee compensation and benefits accrued	31,406
Interest accrued	28,985
Customer deposits and advances	92,427
Accrued income taxes	2,080
Other current liabilities	46,618

Total current liabilities	458,995
Long-term debt	795,415
Deferred income taxes	168,567
Other noncurrent liabilities	65,106

Commitments and contingencies
Minority interests	194,427
Common stockholder’s deficit:
Common stock, $.01 par value (authorized, issued and outstanding—100 shares)	—
Additional paid-in capital	393,928
Accumulated deficit	(415,890)
Accumulated other comprehensive income	12,331

Total common stockholder’s deficit	(9,631)

Total liabilities and stockholder’s deficit	$1,672,879

* See accompanying note to consolidated balance sheet.

AMERIGAS PROPANE, INC. AND SUBSIDIARIES

Note to Consolidated Balance Sheet

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Organization. AmeriGas Propane, Inc. (“AmeriGas Propane” or the “General Partner”), an indirect wholly owned subsidiary of UGI Corporation (“UGI”), conducts a national propane distribution business through AmeriGas Partners, L.P. (“AmeriGas Partners”) and its principal operating subsidiaries AmeriGas Propane, L.P. (“AmeriGas OLP”) and AmeriGas OLP’s subsidiary, AmeriGas Eagle Propane, L.P. (“Eagle OLP”). AmeriGas Partners, AmeriGas OLP and Eagle OLP are Delaware limited partnerships. AmeriGas OLP and Eagle OLP are collectively referred to herein as the “Operating Partnerships.” The Operating Partnerships are engaged in the distribution of propane and related equipment and supplies. The Operating Partnerships comprise the largest retail propane distribution business in the United States serving residential, commercial, industrial, motor fuel and agricultural customers from locations in 46 states, including Alaska and Hawaii. AmeriGas Propane serves as the general partner of AmeriGas Partners and AmeriGas OLP. We refer to AmeriGas Partners and its subsidiaries together as “the Partnership” and the General Partner and its subsidiaries, including the Partnership as “AmeriGas Propane.”

At September 30, 2005, the General Partner and its wholly owned subsidiary Petrolane Incorporated (“Petrolane,” a predecessor company of AmeriGas OLP) collectively held a 1% general partner interest and a 42.8% limited partner interest in AmeriGas Partners, and effective 44.3% and 44.2% ownership interests in AmeriGas OLP and Eagle OLP, respectively. Our limited partnership interest in AmeriGas Partners comprises 24,525,004 Common Units. The remaining 54.4% interest in AmeriGas Partners comprises 32,267,601 publicly held Common Units representing limited partner interests.

AmeriGas Partners holds a 99% limited partner interest in AmeriGas OLP. AmeriGas OLP, indirectly through subsidiaries, owns an effective 0.1% general partner interest and a direct approximate 99.8% limited partner interest in Eagle OLP. An unrelated third party (“minority partner”) holds an approximate 0.1% limited partner interest in Eagle OLP.

AmeriGas Partners and the Operating Partnerships have no employees. Employees of the General Partner conduct, direct and manage the operations of AmeriGas Partners and AmeriGas OLP. The General Partner also provides management and administrative services to AmeriGas Eagle Holdings, Inc. (“AEH”), an indirect wholly owned subsidiary of AmeriGas OLP and the general partner of Eagle OLP, under a management services agreement. The General Partner is reimbursed monthly for all direct and indirect expenses it incurs on behalf of the Partnership including all General Partner employee compensation costs and a portion of UGI employee compensation and administrative costs.

Consolidation Principles. Our consolidated balance sheet includes the accounts of AmeriGas Propane and its controlled subsidiaries (collectively, “we”, “us” or “the Company”). We eliminate all significant intercompany accounts and transactions when we consolidate. We report the public’s limited partner interests in the Partnership and the minority partner’s 0.1% limited partner interest in Eagle OLP as minority interests in the consolidated balance sheet. The Partnership’s 50% ownership interest in Atlantic Energy, Inc. (“Atlantic Energy”) was accounted for by the equity method. In November 2004, we sold our interest in Atlantic Energy.

Use of Estimates. We make estimates and assumptions when preparing balance sheets in conformity with accounting principles generally accepted in the United States. These estimates and assumptions affect the reported amounts of assets and liabilities as well as the disclosure of contingent assets and liabilities. Actual results could differ from these estimates.

Report of Independent Auditors

To the Board of Directors of AmeriGas Propane, Inc.:

In our opinion, the accompanying consolidated balance sheet presents fairly, in all material respects, the financial position of AmeriGas Propane, Inc. and its subsidiaries at September 30, 2005 in conformity with accounting principles generally accepted in the United States of America. This financial statement is the responsibility of the Company’s management; our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit of this statement in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, and evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

/s/  PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

December 13, 2005